Exhibit 21.1
List of Subsidiaries

Company Name	Jurisdiction Organized
Ajax Tocco de Mexico, S.A. de C.V.	Mexico
Ajax Tocco International Limited	England
Ajax Tocco Magnethermic Corporation (1)	Ohio
Ajax Tocco Magnethermic Corporation Canada Limited	Canada
Ajax Tocco Magnethermic GmbH	Germany
Ajax Tocco Magnethermic Holdco S.r.l.	Italy
Ajax Tocco Magnethermic Japan Co., Ltd.	Japan
Ajax Tocco Magnethermic Limited	Hong Kong
Ajax Tocco Magnethermic (Shanghai) Co., Ltd.	China
Ajax Tocco Transformadores do Brasil Ltda.	Brazil
Apollo Aerospace Components India Private Limited	India
Apollo Aerospace Components Limited	England
Apollo Aerospace Components LLC (2)	Ohio
Apollo Aerospace Components Sp.Z.o.o.	Poland
Apollo Group Limited	England
Autoform Tool & Manufacturing, LLC	Indiana
Bates Rubber, Inc.	Ohio
Canton Drop Forge, Inc.	Ohio
Chambersburg Acquisition Corp.	Pennsylvania
Control Transformer, Inc.	Ohio
DAX International Limited	England
EFCO, Inc. (3)	Ohio
Elastomeros Tecnicos Moldeados, Inc. (4)	Texas
Elastomeros Tecnicos Moldeados, S. de R. L. de C.V.	Mexico
Engineering Materials, Inc.	Delaware
Europower CR s.r.o.	Czech Republic
Feco, Inc.	Illinois
Fluid Routing Solutions, LLC	Delaware
Foundry Service GmbH	Germany
Gateway Industrial Supply LLC	Ohio
General Aluminum Mfg. Company	Ohio
GH Able City Company Limited	China
GH Electrotermia, S.A.	Spain
GH Electrothermie, S.A.S.	France
GH Inducao do Brasil Ltda.	Brazil
GH Induction Atmospheres, LLC	New York
GH Induction Deutschland Gmbh	Germany
GH Induction Equipment Shanghai Co. Ltd.	China
GH Induction India Pvt. Ltd.	India
GH Mexicana, S.A. de C.V.	Mexico
Heads & Allthreads Private Limited	India
Hydrapower Dynamics Limited	England
ILS Supply Technologies SA de CV	Mexico
Induction Equipments (India) Private Limited	India
Integrated Holding Company	Ohio

Company Name	Jurisdiction Organized
Integrated Logistics Holding Company	Ohio
Langstone Supplies Limited	England
M.P. Colinet S.R.L.	Belgium
NABS Supply Technologies S. De R.L. De C.V.	Mexico
ParkOhio Automotive Components (Changshu) Co., Ltd.	China
Park-Ohio Forged & Machined Products LLC (5)	Ohio
ParkOhio Hong Kong Treasury Limited	Hong Kong
ParkOhio Industries (Qingdao) Co., Ltd.	China
Park-Ohio Industries (Shanghai) Co. Ltd.	China
Park-Ohio Industries Treasury Company, Inc.	New York
Park-Ohio Industries, Inc. (6)	Ohio
Park-Ohio Products, Inc.	Ohio
Park Ohio Spain Holding Company s.l.	Spain
Park-Ohio U.K. Ltd.	England
ParkOhio Worldwide LLC	Ohio
Pharmacy Wholesale Logistics, Inc.	Ohio
Precision Machining Connection LLC	Ohio
QEF Global Holdings Limited	Ireland
QEF (Global) Ireland Limited	Ireland
RB&W Corporation of Canada	Canada
RB&W GmbH	Germany
RB&W Japan G.K.	Japan
RB&W Ltd.	Ohio
RB&W Manufacturing LLC (7)	Ohio
RB&W (Shanghai) Cold Forming Technologies Co., Ltd.	China
Saet S.p.A.	Italy
Saet Induction Equipment (Shanghai) Co. Ltd.	China
Snow Dragon LLC	Ohio
Southwest Steel Processing LLC	Ohio
STMX Gas, Inc. (8)	Ohio
Supply Technologies Company of Canada	Canada
Supply Technologies Company of Puerto Rico, Inc.	Puerto Rico
Supply Technologies CR s.r.o. (fka Heads & Allthreads CZ s.r.o.)	Czech Republic
Supply Technologies (India) Private Limited	India
Supply Technologies International Trading (Shanghai) Co., Ltd.	China
Supply Technologies (IRLG) Limited	Ireland
Supply Technologies Kft	Hungary
Supply Technologies Limited	Hong Kong
Supply Technologies Limited (fka Heads & Allthreads Limited)	England
Supply Technologies LLC (9)	Ohio
Supply Technologies PLN Sp z.o.o. (fka Heads & Allthreads Sp Z.o.o.)	Poland
Supply Technologies Poland Sp.z.o.o.	Poland
Supply Technologies Procurement Company, Inc.	Delaware
Supply Technologies Pte. Ltd.	Singapore
Supply Technologies (UKGRP) Limited	England
The Ajax Manufacturing Company	Ohio
Tocco, Inc.	Alabama
Trostel Mexico S. de R.L. de C.V.	Mexico

Company Name	Jurisdiction Organized
West Erie Short Line, Inc.	Pennsylvania
Wind Energy, Inc.	Ohio
Wind Energy Technologies LLC (10)	Delaware

(1)Doing business as PMC-Colinet, PMC Industries, Pines Engineering, Pillar Induction and H&H Tooling
(2)Doing business as Aero-Missile Components
(3)Doing business as Erie Press Systems
(4) Doing business as Trostel
(5)Doing business as Ajax-Ceco; Ajax Technologies; Chambersburg Equipment Company; Forging Developments International and Kropp Forge
(6)Doing business as Ohio Crankshaft
(7)Doing business as Delo Screw Products
(8)Doing business as Autumn Ridge Enterprises
(9)Doing business as Sabina Mfg.; Supply Technologies of Ohio
(10)Doing business as Green Energy Technologies